Exhibit 99.1

March 30, 2021
FOR IMMEDIATE RELEASE

BlackBerry Reports Fourth Quarter and Full Fiscal Year 2021 Results
Fourth Quarter Fiscal 2021:
•Total company non-GAAP revenue of $215 million; total company GAAP revenue of $210 million.
•During the quarter BlackBerry entered into an exclusive negotiation with a North American entity for the potential sale of part of the patent portfolio relating primarily to mobile devices, messaging and wireless networking. The Company has limited its patent monetization activities due to the ongoing negotiations. If the Company had not been in negotiations during the quarter, we believe that Licensing revenue would have been higher.
•Non-GAAP earnings per basic and diluted share of $0.03; GAAP loss per basic and diluted share of $0.56.
•GAAP loss per share was largely driven by a non-cash accounting adjustment on the convertible debentures, resulting from market conditions. This adjustment equates to approximately $0.46 of GAAP loss per share.
•Net cash generated from operating activities of $51 million.
Fiscal Year 2021:
•Total company non-GAAP revenue of $919 million; total company GAAP revenue of $893 million.
•Non-GAAP earnings per basic and diluted share of $0.18; GAAP loss per basic and diluted share of $1.97.
•Net cash generated from operating activities of $82 million.

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended February 28, 2021 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“This has been an exceptional year to navigate, however we are pleased with QNX’s continued recovery, despite new challenges from the global chip shortage. QNX now has design wins with 23 of the world’s top 25 electric vehicle OEMs and remains on course to return to a normal revenue run rate by mid-fiscal 2022. BlackBerry IVY also made encouraging progress, with positive engagement from a number of leading automakers and the launch of our BlackBerry IVY Innovation Fund.” said John Chen, Executive Chairman & CEO, BlackBerry. “We are seeing tangible signs that our efforts and improvements in go-to-market are starting to pay off and have a positive impact. This quarter we generated strong sequential billings growth for our Software and Services business, including significant improvements for both Spark and QNX. Total billings are back to pre-pandemic levels.”

Fourth Quarter Fiscal 2021 Financial Highlights
•Total company non-GAAP revenue for the fourth quarter of fiscal 2021 was $215 million. Total company GAAP revenue for the fourth quarter of fiscal 2021 was $210 million.
•Software and Services non-GAAP revenue for the fourth quarter of fiscal 2021 was $165 million. Software and Services GAAP revenue for the fourth quarter of fiscal 2021 was $160 million.
•Licensing and Other GAAP and non-GAAP revenue for the fourth quarter of fiscal 2021 was $50 million.
•Non-GAAP gross margin was 73% and GAAP gross margin was 72%.
•Non-GAAP operating earnings were $18 million. GAAP operating loss was $313 million, primarily due to fair value adjustments to long-term debt, as a result of market conditions.
•Non-GAAP earnings per share was $0.03 (basic and diluted). GAAP net loss per share was $0.56 (basic and diluted).
•Total cash, cash equivalents, short-term and long-term investments were $804 million.
•Net cash generated from operating activities was $51 million.

Business Highlights & Strategic Announcements
•BlackBerry launches BlackBerry IVY Innovation Fund to drive innovation and new products using BlackBerry IVY™.
•BlackBerry introduces BlackBerry® Alert Next-Gen Critical Event Management for the commercial sector.
•BlackBerry QNX has design wins with 23 of the world’s top 25 Electric Vehicle OEMs, who together have 68% of the EV market. This has increased from 19 of the top 25 last quarter.
•BlackBerry expands its partnership with Baidu to power next generation autonomous driving technology.
•Scania chooses BlackBerry QNX as the safety critical operating system and hypervisor in its next generation of heavy goods vehicles.
•Sony announces at CES that its Vision-S car will use BlackBerry® QNX® technology.
•BlackBerry and IBM integrate BlackBerry® Protect, BlackBerry® Optics and IBM QRadar.
•BlackBerry QNX Black Channel Communications to be used in Motional’s driverless platform.
•BlackBerry QNX working with Android Open Source Project (AOSP) for virtualization in automotive digital cockpits.
•BlackBerry SecuSUITE® for Government is now used by 18 governments.
•BlackBerry® Jarvis™ named ‘Best in Breed’ tool to protect mission critical software supply chains.
•BlackBerry 2021 annual threat report uncovers breadth of COVID-19 exploitation.
•BlackBerry named a leader in 2021 IDC marketscape UEM report.

Outlook
BlackBerry will provide fiscal year 2022 outlook in connection with the quarterly earnings announcement on its earnings conference call. The earnings call transcript will be made available on our website and on SEDAR.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures used by the company to comparable U.S. GAAP measures and an explanation of why the company uses them.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 5:30 p.m. ET, which can be accessed by dialing +1 (877) 682-6267 or by logging on at BlackBerry.com/Investors.
A replay of the conference call will also be available at approximately 8:30 p.m. ET by dialing +1 (800) 585-8367 and entering Conference ID #4884474 and at the link above.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including more than 175M cars on the road today. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investor_relations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to BlackBerry QNX and BlackBerry IVY and increasing and enhancing its product and service offerings.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions particularly in light of COVID-19, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; the impact of the COVID-19 coronavirus pandemic; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; BlackBerry’s dependence on its relationships with resellers and channel partners; litigation against BlackBerry; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry being found to have infringed on the intellectual property rights of others; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; BlackBerry’s indebtedness; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; regulations regarding health and safety, hazardous materials usage and conflict minerals; acquisitions, divestitures and other business initiatives; foreign operations, including fluctuations in foreign currencies; the fluctuation of BlackBerry’s quarterly revenue and operating results; the volatility of the market price of BlackBerry’s common shares; adverse economic, geopolitical and environmental conditions.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. BlackBerry has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts) (unaudited)

Consolidated Statements of Operations

	Three Months Ended			For the Years Ended
	February 28, 2021	November 30, 2020	February 29, 2020	February 28, 2021	February 29, 2020
Revenue	$210	$218	$282	$893	$1,040
Cost of sales	58	69	70	250	277
Gross margin	152	149	212	643	763
Gross margin %	72.4%	68.3%	75.2%	72.0%	73.4%
Operating expenses
Research and development	48	53	60	215	259
Selling, marketing and administration	92	83	113	344	493
Amortization	45	45	48	182	194
Impairment of goodwill	—	—	22	594	22
Impairment of long-lived assets	22	—	5	43	10
Debentures fair value adjustment	258	95	5	372	(66)
	465	276	253	1,750	912
Operating loss	(313)	(127)	(41)	(1,107)	(149)
Investment income (loss), net	—	(1)	(1)	(6)	1
Loss before income taxes	(313)	(128)	(42)	(1,113)	(148)
Provision for (recovery of) income taxes	2	2	(1)	(9)	4
Net loss	$(315)	$(130)	$(41)	$(1,104)	$(152)
Loss per share
Basic	$(0.56)	$(0.23)	$(0.07)	$(1.97)	$(0.27)
Diluted	$(0.56)	$(0.23)	$(0.07)	$(1.97)	$(0.32)

Weighted-average number of common shares outstanding (000s)
Basic	566,089	562,443	556,668	561,305	553,861
Diluted	566,089	562,443	556,668	561,305	614,361
Total common shares outstanding (000s)	565,505	562,016	554,199	565,505	554,199

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)

Consolidated Balance Sheets

	As at
	February 28, 2021	February 29, 2020
Assets
Current
Cash and cash equivalents	$214	$377
Short-term investments	525	532
Accounts receivable, net of allowance of $10 and $9, respectively	182	215
Other receivables	25	14
Income taxes receivable	10	6
Other current assets	50	52
	1,006	1,196
Restricted cash equivalent and restricted short-term investments	28	49
Long-term investments	37	32
Other long-term assets	16	65
Operating lease right-of-use assets, net	63	124
Property, plant and equipment, net	48	70
Goodwill	849	1,437
Intangible assets, net	771	915
	$2,818	$3,888
Liabilities
Current
Accounts payable	$20	$31
Accrued liabilities	178	202
Income taxes payable	6	18
Debentures	—	606
Deferred revenue, current	225	264
	429	1,121
Deferred revenue, non-current	69	109
Operating lease liabilities	90	120
Other long-term liabilities	6	9
Long-term debentures	720	—
	1,314	1,359
Shareholders’ equity
Capital stock and additional paid-in capital	2,823	2,760
Deficit	(1,306)	(198)
Accumulated other comprehensive loss	(13)	(33)
	1,504	2,529
	$2,818	$3,888

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)
Consolidated Statements of Cash Flows

	For the Years Ended
	February 28, 2021	February 29, 2020
Cash flows from operating activities
Net loss	$(1,104)	$(152)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	198	212
Deferred income taxes	(3)	—
Stock-based compensation	44	63
Impairment of goodwill	594	22
Impairment of long-lived assets	43	10
Non-cash consideration received from contracts with customers	—	(8)
Debentures fair value adjustment	372	(66)
Other long-term liabilities	(3)	2
Operating leases	(4)	(9)
Other	1	10
Net changes in working capital items
Accounts receivable, net of allowance	29	18
Other receivables	(11)	5
Income taxes receivable	(4)	3
Other assets	55	(35)
Accounts payable	(11)	(17)
Accrued liabilities	(20)	(15)
Income taxes payable	(15)	1
Deferred revenue	(79)	(18)
Net cash provided by operating activities	82	26
Cash flows from investing activities
Acquisition of long-term investments	(5)	(1)
Proceeds on sale or maturity of long-term investments	—	19
Acquisition of property, plant and equipment	(8)	(12)
Acquisition of intangible assets	(36)	(32)
Business acquisitions, net of cash acquired	—	1
Acquisition of restricted short-term investments	(24)	—
Acquisition of short-term investments	(1,039)	(1,180)
Proceeds on sale or maturity of short-term investments	1,047	1,017
Net cash used in investing activities	(65)	(188)
Cash flows from financing activities
Issuance of common shares	19	9
Payment of finance lease liability	(1)	(2)
Repurchase of 3.75% Debentures	(610)	—
Issuance of 1.75% Debentures	365	—
Net cash provided by (used in) financing activities	(227)	7
Effect of foreign exchange gain (loss) on cash, cash equivalents, restricted cash, and restricted cash equivalents	2	(1)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	(208)	(156)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	426	582
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$218	$426

As at	February 28, 2021	February 29, 2020
Cash and cash equivalents	$214	$377
Restricted cash equivalents and restricted short-term investments	28	49
Short-term investments	525	532
Long-term investments	37	32
	$804	$990

Reconciliations of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items below from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP measures provide readers of the Company’s financial statements with a consistent basis for comparison across accounting periods and is useful in helping readers understand the Company’s operating results and underlying operational trends.
Readers are cautioned that adjusted revenue, adjusted Software and Services revenue, adjusted gross margin, adjusted gross margin percentage, adjusted operating expense, adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage, adjusted EBITDA margin percentage, adjusted net income (loss), adjusted income (loss) per share, adjusted research and development expense, adjusted selling, marketing and administrative expense and adjusted amortization expense and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures should be considered in the context of the U.S. GAAP results.
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended February 28, 2021 and February 29, 2020
A reconciliation of the most directly comparable U.S. GAAP financial measures for the three months ended February 28, 2021 and February 29, 2020 to adjusted financial measures is reflected in the tables below:

For the Three Months Ended (in millions)	February 28, 2021	February 29, 2020
Revenue	$210	$282
Software deferred revenue acquired (1)	5	9
Adjusted revenue	$215	$291

Gross margin	$152	$212
Software deferred revenue acquired (1)	5	9
Stock compensation expense	1	2
Adjusted gross margin	$158	$223

Gross margin %	72.4%	75.2%
Software deferred revenue acquired (1)	0.6%	0.7%
Stock compensation expense	0.5%	0.7%
Adjusted gross margin %	73.5%	76.6%
______________________________
(1) See Reconciliation of U.S. GAAP Software and Services revenue to adjusted Software and Services revenue

Reconciliation of operating expense for the three months ended February 28, 2021 and February 29, 2020 to adjusted operating expense is reflected in the tables below:

For the Three Months Ended (in millions)	February 28, 2021	February 29, 2020
Operating expense	$465	$253
Restructuring charges	—	1
Stock compensation expense	16	15
Debenture fair value adjustment	258	5
Software deferred commission expense acquired	(3)	(3)
Acquired intangibles amortization	32	35
Business acquisition and integration costs	—	1
Goodwill impairment charge	—	22
LLA impairment charge	22	5
Adjusted operating expense	$140	$172
Reconciliation of U.S. GAAP net loss and U.S. GAAP basic loss per share for the three months ended February 28, 2021 and February 29, 2020 to adjusted net income and adjusted basic earnings per share is reflected in the tables below:

For the Three Months Ended (in millions, except per share amounts)	February 28, 2021		February 29, 2020
		Basic earnings (loss) per share		Basic earnings (loss) per share
Net loss	$(315)	$(0.56)	$(41)	$(0.07)
Software deferred revenue acquired	5		9
Restructuring charges	—		1
Stock compensation expense	17		17
Debenture fair value adjustment	258		5
Software deferred commission expense acquired	(3)		(3)
Acquired intangibles amortization	32		35
Business acquisition and integration costs	—		1
Goodwill impairment charge	—		22
LLA impairment charge	22		5
Adjusted net income	$16	$0.03	$51	$0.09
Reconciliation of U.S. GAAP Software and Services revenue for the three months ended February 28, 2021 and February 29, 2020 to adjusted Software and Services revenue is reflected in the tables below:

For the Three Months Ended (in millions)	February 28, 2021	February 29, 2020
Software and Services Revenue	$160	$170
Software deferred revenue acquired	5	9
Adjusted Software and Services revenue	$165	$179
Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the three months ended February 28, 2021 and February 29, 2020 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the tables below:

For the Three Months Ended (in millions)	February 28, 2021	February 29, 2020
Research and development	$48	$60
Stock compensation expense	3	3
Adjusted research and development	$45	$57

Selling, marketing and administration	$92	$113
Restructuring charges	—	1
Software deferred commission expense acquired	(3)	(3)
Stock compensation expense	13	12
Business acquisition and integration costs	—	1
Adjusted selling, marketing and administration	$82	$102

Amortization	$45	$48
Acquired intangibles amortization	32	35
Adjusted amortization	$13	$13
Adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage and adjusted EBITDA margin percentage for the three months ended February 28, 2021 and February 29, 2020 are reflected in the table below.

For the Three Months Ended (in millions)	February 28, 2021	February 29, 2020
Operating loss	$(313)	$(41)
Non-GAAP adjustments to operating loss
Software deferred revenue acquired	5	9
Restructuring charges	—	1
Stock compensation expense	17	17
Debenture fair value adjustment	258	5
Software deferred commission expense acquired	(3)	(3)
Acquired intangibles amortization	32	35
Business acquisition and integration costs	—	1
Goodwill impairment charge	—	22
LLA impairment charge	22	5
Total non-GAAP adjustments to operating loss	331	92
Adjusted operating income	18	51
Amortization	49	52
Acquired intangibles amortization	(32)	(35)
Adjusted EBITDA	$35	$68

Adjusted revenue (per above)	$215	$291
Adjusted operating income margin % (1)	8%	18%
Adjusted EBITDA margin % (2)	16%	23%
______________________________
(1) Adjusted operating income margin % is calculated by dividing adjusted operating income by adjusted revenue
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by adjusted revenue

Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the years ended February 28, 2021 and February 29, 2020
A reconciliation of the most directly comparable U.S. GAAP financial measures for the years ended February 28, 2021 and February 29, 2020 to adjusted financial measures is reflected in the tables below:

For the Year Ended (in millions)	February 28, 2021	February 29, 2020
Revenue	$893	$1,040
Software deferred revenue acquired (1)	26	59
Adjusted revenue	$919	$1,099

Gross margin	$643	$763
Software deferred revenue acquired (1)	26	59
Restructuring charges	—	5
Stock compensation expense	5	5
Adjusted gross margin	$674	$832

Gross margin %	72.0%	73.4%
Software deferred revenue acquired (1)	0.8%	1.4%
Restructuring charges	—%	0.5%
Stock compensation expense	0.5%	0.4%
Adjusted gross margin %	73.3%	75.7%

Operating expense	$1,750	$912
Restructuring charges	2	5
Stock compensation expense	47	58
Debenture fair value adjustment	372	(66)
Software deferred commission expense acquired	(13)	(16)
Acquired intangibles amortization	129	141
Business acquisition and integration costs	—	4
Goodwill impairment charge	594	22
LLA impairment charge	43	10
Adjusted operating expense	$576	$754
______________________________
(1) See Reconciliation of U.S GAAP Software and Services revenue to adjusted Software and Service revenue

Reconciliation of U.S. GAAP net loss and U.S. GAAP basic loss per share for the years ended February 28, 2021 and February 29, 2020 to the adjusted net income and basic earnings per share is reflected in the tables below:

For the Year Ended (in millions, except per share amounts)	February 28, 2021		February 29, 2020
		Basic earnings (loss) per share		Basic earnings (loss) per share
Net loss	$(1,104)	$(1.97)	$(152)	$(0.27)
Software deferred revenue acquired	26		59
Restructuring charges	2		10
Stock compensation expense	52		63
Debenture fair value adjustment	372		(66)
Software deferred commission expense acquired	(13)		(16)
Acquired intangibles amortization	129		141
Business acquisition and integration costs	—		4
Goodwill impairment charge	594		22
LLA impairment charge	43		10
Acquisition valuation allowance	—		(1)
Adjusted net income	$101	$0.18	$74	$0.13
Reconciliation of U.S. GAAP Software and Services revenue for the years ended February 28, 2021 and February 29, 2020 to adjusted Software and Services revenue is reflected in the tables below:

For the Year Ended (in millions)	February 28, 2021	February 29, 2020
Software and Services Revenue	$621	$691
Software deferred revenue acquired	26	59
Adjusted Software and Services Revenue	$647	$750
Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the years ended February 28, 2021 and February 29, 2020 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the tables below:

For the Year Ended (in millions)	February 28, 2021	February 29, 2020
Research and development	$215	$259
Stock compensation expense	11	13
Adjusted research and development	$204	$246

Selling, marketing and administration	$344	$493
Restructuring charges	2	5
Software deferred commission expense acquired	(13)	(16)
Stock compensation expense	36	45
Business acquisition and integration costs	—	4
Adjusted selling, marketing and administration	$319	$455

Amortization	$182	$194
Acquired intangibles amortization	129	141
Adjusted amortization	$53	$53

Adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage and adjusted EBITDA margin percentage for the years ended February 28, 2021 and February 29, 2020 are reflected in the table below.

For the Year Ended (in millions)	February 28, 2021	February 29, 2020
Operating loss	$(1,107)	$(149)
Non-GAAP adjustments to operating loss
Software deferred revenue acquired	26	59
Restructuring charges	2	10
Stock compensation expense	52	63
Debenture fair value adjustment	372	(66)
Software deferred commission expense acquired	(13)	(16)
Acquired intangibles amortization	129	141
Business acquisition and integration costs	—	4
Goodwill impairment charge	594	22
LLA impairment charge	43	10
Total non-GAAP adjustments to operating loss	1,205	227
Adjusted operating income	98	78
Amortization	198	212
Acquired intangibles amortization	(129)	(141)
Adjusted EBITDA	$167	$149

Adjusted revenue (per above)	$919	$1,099
Adjusted operating income margin % (1)	11%	7%
Adjusted EBITDA margin % (2)	18%	14%
______________________________
(1) Adjusted operating income margin % is calculated by dividing adjusted operating income by adjusted revenue
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by adjusted revenue